FORM OF AMENDMENT TO THE
                             ADVISORY AGREEMENT


Effective May 1, 2006, the Advisory Agreement between COLUMBIA FUNDS VARIABLE INSURANCE TRUST with respect to the following Funds and COLUMBIA MANAGEMENT ASSOCIATES, LLC (Advisor) is hereby amended as follows:

For the period May 1, 2006 through April 30, 2007, the Advisor agrees to waive advisory fees and reimburse the following Funds for certain expenses so that the total annual fund operating expenses (exclusive of distribution fees, brokerage commissions, interest, taxes and extraordinary expenses, if any) will not exceed the following percentages:

Fund                                                 Expenses Exceeding
----                                                 ------------------
Columbia Asset Allocation Fund, Variable Series      0.75% of average net assets
Columbia Large Cap Value Fund, Variable Series       0.80% of average net assets
Columbia Small Company Growth Fund, Variable Series  0.80% of average net assets


COLUMBIA VARIABLE INSURANCE TRUST on behalf of
Columbia Asset Allocation Fund, Variable Series, Columbia Large Cap Value Fund, Variable Series and Columbia Small Company Growth Fund, Variable Series




By:  _____________________________
        Title:


COLUMBIA MANAGEMENT ASSOCIATES, LLC




By:  _____________________________
        Title: